CADIZ INC.

              2003 MANAGEMENT EQUITY INCENTIVE PLAN

                     STOCK OPTION AGREEMENT




                           CADIZ INC.
              2003 MANAGEMENT EQUITY INCENTIVE PLAN
                     STOCK OPTION AGREEMENT


     This Stock Option Agreement ("Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between Cadiz Inc., a Delaware corporation (the "Company"), and the Participant named below ("Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2003 Management Equity Incentive Plan, as amended (the "Plan").

Participant:


ADDRESS:                 --------------------------------------------
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TOTAL OPTION SHARES:     --------------------------------------------


EXERCISE PRICE PER SHARE:                $12.00
                         --------------------------------------------


DATE OF GRANT:
                         --------------------------------------------


VESTING DATES:           [date]___, with respect to_____option shares
                         --------------------------------------------
                         [date]___, with respect to_____option shares
                         --------------------------------------------
                         [date]___, with respect to_____option shares
                         --------------------------------------------


EXPIRATION DATE:
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TYPE OF STOCK OPTION:    NONQUALIFIED STOCK OPTION

     1.   GRANT OF OPTION.
          ---------------
          The Company hereby grants to Participant an Option (the "Option") to purchase the total number of Shares of Common Stock $0.01 par value, of the Company set forth above (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan.

     2.   EXERCISE PERIOD.
          ---------------
          a. VESTING SCHEDULE. The Option shall become exercisable, in whole or in part, upon the Vesting Dates and for the number of shares specified for such Vesting Dates on the first page of this Agreement; provided, however, that Participant must be an employee or consultant to the Company as of the respective
Vesting Date, and provided, further that the Option shall become exercisable immediately and in full in the event of a termination by the Company of Participant without cause.

          b. EXPIRATION. The Option shall expire on the Expiration Date set forth above, and must be exercised, if at all, on or before the Expiration Date.

     3.   TERMINATION.
          -----------
          a. TERMINATION FOR ANY REASON EXCEPT DEATH OR DISABILITY. If Participant is terminated for any reason, except death or disability, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of termination, may be exercised by Participant no later than three
(3) months after the date of Termination, but in any event no later than the Expiration Date.

          b. TERMINATION BECAUSE OF DEATH OR DISABILITY. If Participant is Terminated because of death or disability of Participant, any Option, to the extent that it is exercisable by Participant on the date of termination, may be exercised by Participant (or Participant's legal representative) no later than one hundred and eighty (180) days after the date of Termination, but in any event no later than the Expiration Date.

          c. NO OBLIGATION TO EMPLOY. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any subsidiary or affiliate of the Company, or limit in any way the right of the Company or any subsidiary or affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

     4.   MANNER OF EXERCISE.
          ------------------
          a. STOCK OPTION EXERCISE AGREEMENT. To exercise this Option, Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock Option exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, inter alia, Participant's election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and Agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

          b. LIMITATIONS ON EXERCISE. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than One Hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

          c. PAYMENT. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

             (i)  by cancellation of indebtedness of the
                  Company to the Participant;

             (ii) by surrender of shares of the
                  Company's Common Stock that either: (1) have been owned by Participant for more than six
                  (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by Participant in the public market; and, (3) are clear of all liens, claims, encumbrances or security interests;

             (iii)by waiver of compensation due or accrued to
                  Participant for services rendered;

             (iv) provided that a public market
                  for the Company's stock exists and subject to the ability of the Participant to sell Shares in compliance with applicable securities laws:

                  (1) through a "same day sale" commitment from
                      the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                  (2) through a "margin" commitment from the
                      Participant and an NASD Dealer whereby
                      Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise
                      Price directly to the Company; or

                 (3) without the payment of any cash or other property, by presentation and surrender of this Option to the Company at its principal office or at the office of its stock transfer agent, if any, with the Purchase Form duly executed and accompanied by a written request from the Participant instructing the Company to issue to the Participant a number of Shares equal to the product of (1) a fraction, (i) the numerator of which shall be the excess of the current market price (as defined below) of the Common Stock on the date preceding the date of such exercise of the Option over the then Exercise Price per Share and
                      (ii) the denominator of which shall be
                      the current market price (as defined
                      below) of the Common Stock on such date, times (2) the number of Shares as to which the Option is being exercised.
                      For the purpose of this section, the
                      current market price per share of Common
                      Stock at any date shall be deemed to be
                      the average of the daily closing prices
                      for 30 consecutive business days before
                      such date.  The closing price for each
                      day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the last reported bid and asked prices as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, of if not so available, the fair market price as determined in good faith by the Board of Directors and reasonably acceptable to the Participant; or

             (iv) by any combination of the foregoing.

          d. TAX WITHHOLDING. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company.

          e. ISSUANCE OF SHARES. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends, if any, affixed thereto.

     5.   REPRESENTATIONS AND WARRANTIES OF PARTICIPANT.
          --------------------------------------------
          Participant hereby represents and Options that Participant will not sell, transfer, or make any other disposition of this Option or the Shares to be purchased and delivered to Participant hereunder upon the exercise of the Option unless and until (i) the Option or Shares, as applicable, are included in a registration statement or a post-effective amendment under the Securities Act which has been filed by the Company and declared effective by the Securities and Exchange Commission (the "SEC"), or (ii) in the opinion of counsel for the Company, no such registration statement or post-effective amendment is required, or (iii) the SEC has first issued a "no action" letter regarding any such proposed disposition of any Option or the Shares.

     6.   FEDERAL AND STATE SECURITIES LAW REQUIREMENTS.
          ---------------------------------------------
          The Company may require Participant, as an additional condition of its obligation to deliver the Shares upon exercise of the Option hereunder, to make any representations and warranties (including without limit those set forth in Paragraph 5 hereof) with respect to the Shares as may, in the opinion of counsel to the Company, be required to ensure compliance with the Securities Act, the securities laws of any state, or any other applicable law, regulation, or rule of any governmental agency.

     7.   COMPLIANCE WITH LAWS AND REGULATIONS.
          ------------------------------------
          The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer.

     8.   NONTRANSFERABILITY OF OPTION.
          ----------------------------
          The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

     9.   PRIVILEGES OF STOCK OWNERSHIP.
          -----------------------------
          Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

     10.  ENTIRE AGREEMENT.
          ----------------
          The Plan is incorporated herein by reference.  This
Agreement and the Plan constitute the entire Agreement of the parties and supersede all prior undertakings and Agreements with respect to the subject matter hereof.

     11.  NOTICES.
          -------
          Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

     12.  SUCCESSORS AND ASSIGNS.
          ----------------------
          The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

     13.  GOVERNING LAW.
          -------------
          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     14.  ACCEPTANCE.
          ----------
          Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Effective Date.


CADIZ INC.                                       PARTICIPANT:



By:
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     (Signature)                          (Signature)

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     (Please print name)                  (Please print name)

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     (Please print title)



                            EXHIBIT A

                 STOCK OPTION EXERCISE AGREEMENT

     In such form as is deemed appropriate from time to time by the Company and which is not inconsistent with the Plan.